STIFEL FINANCIAL CORP.
Form 8-K Dated November 3, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Third Quarter Results
Record Quarterly Net Revenues of $218.9 million
Record Nine Month Net Revenues of $639.4 million
Non-GAAP EPS $0.60
GAAP EPS $0.46

St. Louis, Missouri - November 3, 2008 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $12.8 million, or $0.46 per diluted share, on record net revenues of $218.9 million for the quarter ended September 30, 2008. For the comparable quarter of 2007, net income was $8.1 million, or $0.30 per diluted share, on net revenues of $183.0 million. For the nine months ended September 30, 2008, we posted net income of $39.5 million, or $1.44 per diluted share, on net revenues of $639.4 million, compared with $18.3 million, or $0.73 per diluted share, on net revenues of $550.9 million, for the same period one year earlier. All prior period share and earnings per share amounts have been retroactively restated to reflect the three-for-two stock split distributed in June 2008.

At September 30, 2008, our equity was $565.4 million, resulting in book value per share of $22.21. During the first nine months of 2008, the Company repurchased 567,953 shares of its common stock, at an average price of $27.87 per share. On September 29, 2008, the Company completed the public offering of 1,495,000 new shares of Company common stock.

After adjusting for acquisition related charges, non-GAAP net income, our "Core earnings", and non-GAAP earnings per diluted share were $16.7 million and $0.60, respectively for the third quarter of 2008 compared to 2007 third quarter non-GAAP earnings of $14.3 million and non-GAAP earnings per diluted share of $0.53. For the nine months ended September 30, 2008, our non-GAAP earnings and non-GAAP earnings per diluted share were $51.4 million and $1.88, respectively compared to 2007 year to date non-GAAP earnings of $46.3 million and non-GAAP earnings per diluted share of $1.83. A reconciliation between our GAAP results and non-GAAP measures is included in this release.

Our results include the operations of Ryan Beck and Company and Stifel Bank and Trust for the nine months ended September 30, 2008, compared to the prior year nine month results which include Ryan Beck operations for seven months and Stifel Bank and Trust for six months, as the acquisitions were made on February 28, 2007 and April 2, 2007, respectively. Prior year nine month results also include a significant investment banking transaction that contributed $24.7 million in revenues in the second quarter of 2007.
Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Total Revenues	$ 223,829	$ 214,020	$ 190,839	5%	17%	$ 655,091	$ 573,968	14%
Net Revenues	$ 218,923	$ 208,951	$ 182,983	5%	20%	$ 639,351	$ 550,879	16%
Non-GAAP Net Income (1)	$ 16,714	$ 16,319	$ 14,266	2%	17%	$ 51,352	$ 46,297	11%
Net Income	$ 12,777	$ 12,332	$ 8,058	4%	59%	$ 39,456	$ 18,335	115%
Per Share Information
	Three Months Ended			Percent Change From		Nine Months Ended		Change
	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Non-GAAP Earnings Per Share: Diluted (1)	$ 0.60	$ 0.60	$ 0.53	0%	13%	$ 1.88	$ 1.83	3%
Earnings Per Share: Diluted	$ 0.46	$ 0.45	$ 0.30	2%	53%	$ 1.44	$ 0.73	97%
Weighed average common equivalent share Computations: Diluted shares	28,045	27,229	26,815	3%	5%	27,335	25,264	8%
(1See"Reconciliationof Core Earnings" table

Business Highlights

YTD Highlights

    Net revenues of $639.4 million, a 16% increase for the nine months of 2008 as compared to 2007.
    GAAP net income of $39.5 million, or $1.44 per diluted share, a 115% increase for the nine months as compared to 2007.
    Book value per common share increased to $22.21 as of September 30, 2008, a 21% increase from December 31, 2007.
    Core net income of $51.4 million, or $1.88 per diluted share, an 11% increase for the year as compared to 2007.
    Our Private Client Group ("PCG") and Fixed Income Capital Markets ("FICM") net revenues increased 11% and 185%, respectively, in the first nine months as compared to 2007.
    Commissions and principal transactions revenue increased 45% to $458.3 million from the prior year nine months.
    Investment banking revenues declined 51% to $67.9 million from the prior year nine months.
    Prior year nine month results include our largest investment banking transaction which contributed $24.7 million in revenues.
    Asset management and service fees revenue increased 26% to $90.6 million from the prior year nine months.
    For the nine months ended September 30, 2008, utilizing Core earnings, pre-tax margin was 13%.
    For the nine months ended September 30, 2008, utilizing Core earnings, annualized return on average equity was 15%.
    We had a 3-for-2 stock split distributed on June 12, 2008 to shareholders of record May 29, 2008.
    On September 29, 2008, the Company successfully completed the public offering of 1,495,000 new shares of Company common stock at an offering price of $45.00 per share. The proceeds to the Company after consideration of the 5% underwriters discount and before any expenses were $63.9 million.

Quarterly Highlights

    Record net revenues of $218.9 million, a 20% increase from the prior year third quarter and a 5% increase from the second quarter of 2008.
    GAAP net income of $12.8 million, or $0.46 per diluted share, a 59% increase over the prior year third quarter and a 4% increase from the second quarter 2008.
    Core net income of $16.7 million, or $0.60 per diluted share, a 17% increase from the prior year third quarter and a 2% increase from the second quarter 2008.
    Commission and principal transactions revenue increased $42.3 million, 37% over the previous year third quarter.
    Investment banking revenues declined 19% to $25.2 million from prior year third quarter.
    Asset management and service fees revenue increased 12% to $30.3 million as compared to the prior year third quarter.
    The PCG segment recorded net revenues of $114.0 million a 1% increase over the third quarter 2007 and a 6% decrease from the second quarter 2008.
    The FICM segment recorded net revenues of $38.2 million a 139% increase over the third quarter 2007 and a 10% increase from the second quarter 2008.
    The Equity Capital Markets ("ECM") segment net revenues increased 33% over the third quarter 2007 and 32% from the second quarter 2008.
    For the three months ended September 30, 2008, utilizing Core earnings, pre-tax margin was 13%.
    For the three months ended September 30, 2008, utilizing Core earnings, annualized return on average equity was 14%.

Chairman's Comments

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "Our quarterly and year-to-date results underscore the balance of our revenues and low balance sheet leverage. While the environment remains challenging, the current turmoil provides us tremendous opportunity to continue to build our franchise."

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
Net Revenues	9/30/2008	% of Net Revenues	6/30/2008	% of Net Revenues	9/30/2007	% of Net Revenues	6/30/2008	9/30/2007
Commissions	$ 88,727	40.5%	$ 83,063	39.8%	$ 82,917	45.3%	7%	7%
Principal transactions	68,182	31.2%	65,674	31.4%	31,711	17.4%	4%	115%
Investment banking	25,156	11.5%	20,935	10.0%	30,966	16.9%	20%	-19%
Asset management and service fees	30,336	13.8%	29,966	14.3%	27,108	14.8%	1%	12%
Other	(1,391)	-0.6%	1,715	0.8%	2,165	1.2%	n/a	n/a
Total operating revenues	211,010	96.4%	201,353	96.3%	174,867	95.6%	5%	21%
Interest revenue	12,819	5.8%	12,667	6.1%	15,972	8.7%	1%	-20%
Total revenues	223,829	102.2%	214,020	102.4%	190,839	104.3%	5%	17%
Less: Interest expense	4,906	2.2%	5,069	2.4%	7,856	4.3%	-3%	-38%
Net revenues	218,923	100.0%	208,951	100.0%	182,983	100.0%	5%	20%
Non-Interest Expenses
Employee compensation and benefits	150,203	68.6%	144,795	69.3%	126,652	69.2%	4%	19%
Occupancy and equipment rental	17,286	7.9%	16,010	7.7%	14,492	7.9%	8%	19%
Communication and office supplies	11,192	5.1%	9,748	4.7%	11,528	6.3%	15%	-3%
Commissions and floor brokerage	4,348	2.0%	3,486	1.7%	2,527	1.4%	25%	72%
Other operating expenses	14,800	6.8%	14,762	7.0%	14,512	8.0%	0%	2%
Total non-interest expenses	197,829	90.4%	188,801	90.4%	169,711	92.8%	5%	17%
Income before income taxes	21,094	9.6%	20,150	9.6%	13,272	7.2%	5%	59%
Provision for income taxes	8,317	3.8%	7,818	3.7%	5,214	2.8%	6%	60%
Net income	$ 12,777	5.8%	$ 12,332	5.9%	$ 8,058	4.4%	4%	59%
Per Share information
Earnings Per Share:
Basic	$ 0.54		$ 0.53	$ 0.36			2%	50%
Diluted	$ 0.46		$ 0.45	$ 0.30			2%	53%
Weighted average common equivalent shares
Basic shares	23,830		23,449	22,394			2%	6%
Diluted shares	28,045		27,229	26,815			3%	5%
Statistical Information
Book Value Per Share	$ 22.21	$ 19.75		$ 18.08			12%	23%
Investment Executives	1,043	986		956			6%	9%
Full-Time Employees	3,038	2,922		2,720			4%	12%
Locations	194	185		177			5%	10%
Total Client Assets (in thousands)	$ 58,860,000	$ 58,060,000		$61,120,000			1%	-4%

	Nine Months Ended
Net Revenues	9/30/2008	% of Net Revenues	9/30/2007	% of Net Revenues	% Change
Commissions	$ 257,491	40.3%	$ 224,930	40.9%	14%
Principal transactions	200,793	31.4%	91,578	16.6%	119%
Investment banking	67,935	10.6%	137,964	25.0%	-51%
Asset management and service fees	90,580	14.2%	72,018	13.1%	26%
Other	(883)	-0.1%	4,107	0.7%	n/a
Total operating revenues	615,916	96.4%	530,597	96.3%	16%
Interest revenue	39,175	6.1%	43,371	7.9%	-10%
Total revenues	655,091	102.5%	573,968	104.2%	14%
Less: Interest expense	15,740	2.5%	23,089	4.2%	-32%
Net revenues	639,351	100.0%	550,879	100.0%	16%
Non-Interest Expenses
Employee compensation and benefits	441,028	69.0%	401,263	72.8%	10%
Occupancy and equipment rental	49,012	7.7%	40,767	7.4%	20%
Communication and office supplies	32,887	5.1%	31,303	5.7%	5%
Commissions and floor brokerage	8,315	1.3%	7,246	1.3%	15%
Other operating expenses	42,940	6.7%	39,547	7.2%	9%
Total non-interest expenses	574,182	89.8%	520,126	94.4%	10%
Income before income taxes	65,169	10.2%	30,753	5.6%	112%
Provision for income taxes	25,713	4.0%	12,418	2.3%	107%
Net income	$ 39,456	6.2%	$ 18,335	3.3%	115%
Per Share information
Revenues:	9/30/2008	9/30/2007			% Change
Earnings Per Share:
Basic	$ 1.68	$ 0.85			98%
Diluted	$ 1.44	$ 0.73			97%
Weighted average common equivalent shares
Basic shares	23,520	21,456			10%
Diluted shares	27,335	25,264			8%

Business Segment Results

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
Segment Data ($ In Thousands)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Net Revenues	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Private Client	$ 113,976	$ 120,999	$ 112,650	-6%	1%	$ 349,828	$ 316,451	11%
Equity capital markets	63,405	48,011	47,703	32%	33%	160,644	178,643	-10%
Fixed income capital markets	38,193	34,709	15,962	10%	139%	116,904	41,073	185%
Stifel Bank	3,175	3,237	1,839	-2%	73%	8,494	2,929	190%
Other	174	1,995	4,829	-91%	-96%	3,481	11,783	-70%
Total net revenues	$ 218,923	$ 208,951	$ 182,983	5%	20%	$ 639,351	$ 550,879	16%
Operating Contribution
Private Client	$ 22,801	$ 29,856	$ 23,401	-24%	-3%	$ 78,262	$ 67,869	15%
Equity capital markets	11,775	3,584	8,499	229%	39%	22,286	42,445	-47%
Fixed income capital markets	12,014	11,786	2,133	2%	463%	38,713	3,406	1037%
Stifel Bank	732	422	369	73%	98%	1,463	643	128%
Other/unallocated overhead	(26,228)	(25,498)	(21,130)	n/a	n/a	(75,555)	(83,610)	n/a
Income before income taxes	$ 21,094	$ 20,150	$ 13,272	5%	59%	$ 65,169	$ 30,753	112%

Private Client Group Segment- Nine Month Highlights

    Net revenues of $349.8 million, a 11% increase over the prior year first nine months.
    Operating contribution of $78.3 million, a 15% increase over the same period last year.
    Commission and principal transactions revenue increased 19% over the previous year first nine months.
    Investment banking revenues, which represents sales commissions on capital raising activities, declined 61% from the prior year nine months.
    Asset management and service fees revenue increased 26% to $90.2 million as compared to the prior year first nine months.
    For the nine months ended September 30, 2008, employee compensation and benefits was 62% of net revenues compared to 64% for the same period last year.
    We added 21 PCG offices and 142 F.A.'s in the first nine months of 2008 as part of our ongoing footprint expansion efforts.

Private Client Group Segment- Third Quarter Highlights

    Net revenues of $114.0 million, a 1% increase over the prior year third quarter and a 6% decrease from the second quarter of 2008.
    Operating contribution of $22.8 million, a 3% decrease over the previous year third quarter and a 24% decrease from the second quarter this year.
    Commission and principal transactions revenue increased 9% over the previous year third quarter.
    Investment banking revenues declined 67% from the prior year third quarter.
    Asset management and service fees revenue increased 12% to $30.1 million as compared to the prior year third quarter.
    For the three months ended September 30, 2008, employee compensation and benefits was 62% of net revenues compared to 64% for the same period last year.

Stifel Financial Corp.
Private Client Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Revenues:	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Commissions and principal transactions	$ 78,031	$ 81,540	$ 71,766	-4%	9%	$ 237,523	$ 199,421	19%
Investment banking	3,371	6,216	10,068	-46%	-67%	13,690	35,366	-61%
Asset management and service fees	30,111	29,941	26,833	1%	12%	90,199	71,550	26%
Net interest & other	2,463	3,302	3,983	-25%	-38%	8,416	10,114	-17%
Total Net Revenues	113,976	120,999	112,650	-6%	1%	349,828	316,451	11%
Non-interest expenses:
Employee compensation & benefits	70,343	72,691	72,177	-3%	-3%	215,879	201,964	7%
Other non-interest expenses	20,832	18,452	17,072	13%	22%	55,687	46,618	19%
Total non-interest expenses	91,175	91,143	89,249	0%	2%	271,566	248,582	9%
Income before income taxes	$ 22,801	$ 29,856	$ 23,401	-24%	-3%	$ 78,262	$ 67,869	15%
Ratios to Net Revenues
Employee compensation & benefits	62%	60%	64%			62%	64%
Other non-interest expenses	18%	15%	15%			16%	15%
Net Margins	20%	25%	21%			22%	21%

Equity Capital Markets Segment - Nine Month Highlights

    Net revenues of $160.6 million, a 10% decrease over the prior year first nine months.
    Commission and principal transactions revenue increased 36% over the same period last year.
    Investment banking revenues decreased 52% from the prior years nine months.
    Prior year investment banking includes a significant transaction, which contributed $24.7 million in revenue in the 2007 second quarter.
    We added 75 revenue producers in the first nine months of 2008.

Equity Capital Markets Segment - Third Quarter Highlights

    Net revenues of $63.4 million, a 33% increase over the prior year third quarter and a 32% increase from the second quarter 2008.
    Commission and principal transactions revenue increased 45% over the prior year third quarter and increased 25% from the second quarter 2008.
    Investment banking revenues increased 9% over the prior year third quarter and increased 54% from the second quarter of this year.
    For the three months ended September 30, 2008, employee compensation and benefits was 62% of net revenues compared to 59% for the prior year third quarter.
Stifel Financial Corp.
Equity Capital Markets Group Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Revenues:	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Commissions and principal transactions	$ 44,827	$ 35,880	$ 31,020	25%	45%	$ 115,361	$ 85,104	36%
Capital raising	5,408	4,559	6,525	19%	-17%	16,725	37,521	-55%
Advisory fees	12,827	7,309	10,133	75%	27%	27,645	55,233	-50%
Investment banking	18,235	11,868	16,658	54%	9%	44,370	92,754	-52%
Other	343	263	25	30%	1272%	913	785	16%
Total Net Revenues	63,405	48,011	47,703	32%	33%	160,644	178,643	-10%
Non-interest expenses:
Employee compensation & benefits	39,139	32,950	28,235	19%	39%	103,383	105,619	-2%
Other non-interest expenses	12,491	11,477	10,969	9%	14%	34,975	30,579	14%
Total non-interest expenses	51,630	44,427	39,204	16%	32%	138,358	136,198	2%
Income before income taxes	$ 11,775	$ 3,584	$ 8,499	229%	39%	$ 22,286	$ 42,445	-47%
Ratios to Net Revenues
Employee compensation & benefits	62%	69%	59%			64%	59%
Other non-interest expenses	20%	24%	23%			22%	17%
Net Margins	19%	7%	18%			14%	24%

Fixed Income Capital Markets Segment-Nine Month Highlights

    Net revenues of $116.9 million, a 185% increase over the prior year first nine months.
    Operating contribution of $38.7 million, a 1,037% increase over the prior year nine month period.
    Commissions and principal transactions revenue increased 230% over the prior year first nine months.
    For the nine months ended September 30, 2008, employee compensation and benefits was 59% of net revenues compared to 70% for the prior year first nine months.
    Net margins were 33% compared to 8% in the prior year nine month period.
    We added 47 revenue producers in the first nine months of 2008.

Fixed Income Capital Markets Segment Third Quarter Highlights

    Net revenues of $38.2 million, a 139% increase over the prior year third quarter and a 10% increase from the second quarter 2008.
    Operating contribution of $12.0 million, a 463% increase over the prior year third quarter and a 2% increase from the second quarter 2008.
    Commissions and principal transactions revenue increased 188% over the prior year third quarter and increased 9% from the second quarter of this year.
    For the three months ended September 30, 2008, employee compensation and benefits was 60% of net revenues compared to 66% for the prior year third quarter.
Stifel Financial Corp.
Fixed Income Capital Markets Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Revenues:	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Commissions & principal transactions	$ 34,050	$ 31,317	$ 11,840	9%	188%	$ 105,399	$ 31,939	230%
Investment banking	3,550	2,851	4,241	25%	-16%	9,875	10,076	-2%
Other	593	541	(119)	9%	n/a	1,630	(942)	n/a
Total Net Revenues	38,193	34,709	15,962	10%	139%	116,904	41,073	185%
Non-Interest Expenses
Employee compensation and benefits	22,891	19,665	10,576	16%	116%	68,492	28,623	139%
Operating expenses	3,288	3,258	3,253	1%	1%	9,699	9,044	7%
Total non-interest expenses	26,179	22,923	13,829	14%	89%	78,191	37,667	108%
Income before income taxes	$ 12,014	$ 11,786	$ 2,133	2%	463%	$ 38,713	$ 3,406	1037%
Ratios to Net Revenues
Employee compensation & benefits	60%	57%	66%			59%	70%
Other non-interest expenses	9%	9%	20%			8%	22%
Net Margins	31%	34%	13%			33%	8%

Stifel Bank Segment-Nine Month Highlights

Current nine month results include the operations of Stifel Bank and Trust for the full nine months compared to the prior year nine month results, which include Stifel Bank and Trust for only six months, as the acquisition was made on April 2, 2007, respectively.

    Net revenues of $8.5 million increased 190% over the prior year.
    Total retained loans, net, increased 84% over the prior year.
    Total assets increased 43% over the prior year.
    Total deposits increased 52% over the prior year.
    We added 21 revenue producers in the first nine months of 2008.

Stifel Bank Segment Third Quarter Highlights

    Net revenues of $3.2 million increased 73% over the prior year third quarter and decreased 2% over the preceding quarter.
    Total retained loans, net, increased 20% over the preceding quarter.
    Total assets increased 9% over the preceding quarter.
    Non-performing loans as a percentage of total loans decreased from 0.73% in the preceding quarter to 0.09%.
Stifel Financial Corp.
Stifel Bank & Trust Segment Data & Statistical Information (Unaudited)
($ in thousands)
	Three Months Ended			Percent Change From		Nine Months Ended		Change
Revenues:	9/30/2008	6/30/2008	9/30/2007	6/30/2008	9/30/2007	9/30/2008	9/30/2007	Percent
Interest	$ 4,129	$ 3,811	$ 3,231	8%	28%	$ 11,491	$ 5,823	97%
Other	493	862	423	-43%	17%	1,602	559	187%
Total Revenues	4,622	4,673	3,654	-1%	26%	13,093	6,382	105%
Less: Interest expense	1,447	1,436	1,815	1%	-20%	4,599	3,453	33%
Total Net Revenues	3,175	3,237	1,839	-2%	73%	8,494	2,929	190%

Employee compensation and benefits	1,045	978	516	7%	102%	2,782	863	222%
Other non-interest expenses	1,398	1,837	954	-24%	47%	4,249	1,423	199%
Total non-interest expenses	2,443	2,815	1,470	-13%	66%	7,031	2,286	208%
Income before income taxes	$ 732	$ 422	$ 369	73%	98%	$ 1,463	$ 643	128%
As Of	9/30/2008	6/30/2008	9/30/2007
Total assets	$ 327,279	$ 301,511	$ 229,231	9%	43%
Total retained loans, net	$ 203,181	$ 168,904	$ 110,614	20%	84%
Total loans held for sale, net	$ 11,370	$ 17,301	$ - -	-34%	n/a
Total deposits	$ 261,018	$ 222,249	$ 171,411	17%	52%
Tier 1 capital	$ 40,445	$ 30,709	$ 38,336	32%	6%
Allowance for loan losses as a % of loans	1.22%	1.18%	1.43%
Total Non-Performing Loans as a % of Loans	0.09%	0.73%	0.59%

Prior year to date results include six months as Stifel Bank& Trust was purchased on April 1, 2007.

Non-GAAP Financial Measures

Our management has utilized non-GAAP calculations of presented net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share that are adjusted in the manner presented as an additional measure to aid in understanding and analyzing our financial results for the three and nine months ended September 30, 2008. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance. The non-GAAP amounts exclude compensation and operating expenses associated with the LM Capital Markets and Ryan Beck acquisitions, principally stock-based awards offered to key associates of the LM Capital Markets in January 2006.

A limitation of utilizing these non-GAAP measures of compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share is that the GAAP accounting effects of these acquisitions do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, our management believes that both GAAP measures of net revenues, compensation and benefits operating expenses, income before income taxes, income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

We expect to grant stock-based awards and other share-based compensation in the future. We do not expect to make such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted the restricted stock units in connection with our LM Capital Markets acquisition.

The following provides details with respect to reconciling net revenues, compensation and benefits, operating expenses, income before income taxes, provision for income taxes, net income, compensation ratio, pre-tax margin and basic and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2008 to the aforementioned captions on a non-GAAP basis for the same respective period.

Stifel Financial Corp.
Reconciliation of Core Earnings (Unaudited)
($ In Thousands)
	Three Months Ended September 30, 2008					Three Months Ended September 30, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues
Net Revenues	$218,923	$ 4		$218,927	100%	$182,983	$17	a	183,000	100%
Non Interest Expenses
Compensation and Benefits	150,203	(6,460)	b	143,743	66%	126,652	(7,086)	b	119,566	65%
Operating Expenses	47,626	(42)	c	47,584	21%	43,059	(2,796)	c	40,263	20%
Total non-interest expenses	197,829	(6,502)		191,327	87%	169,711	(9,882)		159,829	85%
Income before income taxes	21,094	6,506		27,600	13%	13,272	9,899		23,171	15%
Provision for income taxes	8,317	2,569	e	10,886	5%	5,214	3,691	e	8,905	6%
Net income	$12,777	$3,937	f	$16,714	8%	$8,058	$6,208	f	$14,266	9%
Compensation Ratios (g)	69%			66%		69%			65%
Annualized return on average equity (j)	10%			14%		8%			14%
Pre-tax Margin (h)	10%			13%		7%			13%
Earnings per share-Diluted (i)	$0.46	$0.14		$0.60		$0.30	$0.23		$0.53

	Nine Months Ended September 30, 2008					Nine Months Ended September 30, 2007
	GAAP	Acquisition Related		Core Business	% of Revenues	GAAP	Acquisition Related		Core Business	% of Revenues
Revenues
Net Revenues	$639,351	$ 4	a	$639,355	100%	$550,879	$ 330	a	$551,209	100%
Non Interest Expenses
Compensation and Benefits	441,028	(19,125)	b	421,903	66%	401,263	(40,372)	d	360,891	66%
Operating Expenses	133,154	(523)	c	132,631	21%	118,863	(6,199)	c	112,664	20%
Total non-interest expenses	574,182	(19,648)		554,534	87%	520,126	(46,571)		473,555	86%
Income before income taxes	65,169	19,652		84,821	13%	30,753	46,901		77,654	14%
Provision for income taxes	25,713	7,756	e	33,469	5%	12,418	18,939	e	31,357	6%
Net income	$39,456	$11,896	f	$51,352	8%	$18,335	$27,962	f	$46,297	8%
Compensation Ratios (g)	69%			66%		73%			66%
Annualized return on average equity (j)	11%			15%		7%			18%
Pre-tax Margin (h)	10%			13%		6%			14%
Earnings per share-Diluted (i)	$1.44	$0.44		$1.88		$0.73	$0.89		$1.83

  The adjustment represents the pre-tax revenues for recognition of pre-acquisition investment banking backlog.
  The adjustment primarily represents the pre-tax expense with respect to the amortization of the stock-based awards to LM Capital Markets associates in January 2006.
  The adjustment represents the pre-tax adjustment for operating expenses related to the LM Capital Markets and the Ryan Beck acquisitions.
  The adjustment primarily represents the pre-tax adjustment for the amortization of the stock-based awards to the LM Capital Markets associates and compensation expenses principally for the acceleration of the vesting for Ryan Beck deferred compensation plans.
  The adjustment to provision for income taxes represents the tax effect resulting from the addition or deductions from a-d above.
  The adjustment to net income is the after-tax adjustments for items a-e above.
  The three and nine months ended September 30, 2008 and 2007 compensation ratios were calculated by dividing compensation and benefits by net revenues.
  The three and nine months ended September 30, 2008 and 2007 pre-tax margins were calculated by dividing income before income taxes expense by net revenues.
  The diluted weighted averages of common equivalent shares outstanding were not adjusted.
  The three and nine months ended September 30, 2008 and 2007 annualized returns on average equity were calculated by dividing net income by average equity.

Statement of Financial Condition Highlights

Total assets increased 36% to $2.0 billion at September 30, 2008 from $1.5 billion at December 31, 2007. Total stockholders' equity increased $140.8 million, or 33%, to $565.4 million at September 30, 2008, principally due to amortization of stock-based awards, funds from the public offering and net income.

At September 30, 2008, the Company reported total securities owned at fair value of $331.3 million which included trading securities categorized as level 3 of $43.6 million.

Conference Call Information

Stifel Financial Corp. will hold a conference call Monday November 3, 2008, at 4:30 p.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call. The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 194 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition,; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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